As filed with the Securities and Exchange Commission on April 6, 2006

Registration No. 333-122260

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3 ON FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIVIDEND CAPITAL TRUST INC.

(Exact name of Registrant as specified in its Charter)

Maryland	518 Seventeenth Street, Suite 1700 Denver, Colorado 80202 Telephone (303) 228-2200	82-0538520
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Evan H. Zucker

Chief Executive Officer

518 Seventeenth Street, Suite 1700

Denver, Colorado 80202

Telephone (303) 228-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Robert E. King Jr., Esq.	David C. Roos, Esq.
Clifford Chance US LLP 31 West 52nd Street New York, New York 10019	Moye White LLP 1400 16th Street Denver, Colorado 80202

Approximate Date of Commencement of Proposed Sale to the Public:

As soon as practicable after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-122260

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to this Registration Statement on Form S-3, as amended on Form S-11 (No. 333-122260), is filed pursuant to Rule 462(d) solely to add certain exhibits not previously filed with respect to such Registration Statement. In accordance with Rule 462(d), this Post-Effective Amendment No. 2 to this Registration Statement is effective upon filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36.	Financial Statements and Exhibits.

B.	Exhibits.

Exhibit No.	Description

*2.1	Agreement and Plan of Merger, dated June 17, 2005, among Dividend Capital Trust Inc., DCT Acquisition Corporation, Cabot Industrial Value Fund Inc. and Cabot Industrial Value Fund Manager, LLC (Exhibit 2.1 to Form 10-Q filed on August 15, 2005)

*2.2	Put/Call Agreement, dated July 21, 2005, among Cabot Industrial Fund Manager, LLC, the limited partners named therein and Dividend Capital Trust Inc. (Exhibit 2.2 to Form 10-Q filed on August 15, 2005)

*10.19	Cabot Industrial Value Fund, L.P. Second Amended and Restated Limited Partnership Agreement, dated July 21, 2005 (Exhibit 10.2 to Form 10-Q filed on August 15, 2005)

*21.1	List of Subsidiaries (Exhibit 21.1 to Form 10-K filed on March 16, 2006)

+23.6	Consent of KPMG LLP, Independent Registered Public Accounting Firm, dated April 4, 2006.

+	Filed herewith.

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 6, 2006.

DIVIDEND CAPITAL TRUST INC.

BY:	/s/ Evan H. Zucker
Evan H. Zucker,
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Evan H. Zucker Evan H. Zucker	Chief Executive Officer, President, Secretary and Director	April 6, 2006

* James R. Mulvihill	Chief Financial Officer, Treasurer and Director	April 6, 2006

* Thomas G. Wattles	Chairman and Director	April 6, 2006

* Tripp H. Hardin	Director	April 6, 2006

Director
Phillip R. Altinger

* John C. O’Keeffe	Director	April 6, 2006

Director
Bruce L. Warwick

* By:	/s/ Evan H. Zucker
Evan H. Zucker, individually and as attorney-in-fact for each such other person pursuant to the power of attorney filed as a part of this Registration Statement.